Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
FOR EARTHSTONE ENERGY, INC.

On July 20, 2021, Earthstone Energy, Inc. (“Earthstone” or the “Company”), Earthstone Energy Holdings, LLC, a subsidiary of the Company (“EEH” and collectively with Earthstone, the “Buyer”), Tracker Resource Development III, LLC (“Tracker”), and TRD III Royalty Holdings (TX), LP (“RoyaltyCo” and collectively with Tracker, the “Seller”) consummated the transactions contemplated in the Purchase and Sale Agreement dated March 31, 2021 by and among Earthstone, EEH and the Seller (the “Tracker Agreement”) that was previously reported on Form 8-K. Also, on July 20, 2021, Earthstone, EEH, SEG-TRD LLC (“SEG-I”), and SEG-TRD II LLC (“SEG-II” and collectively with SEG-I, “Sequel”), consummated the transactions contemplated in the Purchase and Sale Agreement dated March 31, 2021 by and among Earthstone, EEH and Sequel (the “Sequel Agreement” and collectively with the Tracker Agreement, the “Purchase Agreements”) that was previously reported on Form 8-K.

Pursuant to the Tracker Agreement, EEH acquired (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas, for a purchase price (the “Tracker Purchase Price”) of $22.5 million in cash (which included a $2.96 million cash deposit previously paid by the Buyer upon the execution of the Tracker Agreement and held in escrow in accordance with the terms of the Tracker Agreement), and 4.7 million shares (the “Tracker Shares”) of Class A common stock, $0.001 par value per share of Earthstone (the “Class A Common Stock”). The cash portion of the Tracker Purchase Price is net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Buyer and the Seller.

Pursuant to the Sequel Agreement, EEH acquired (the “Sequel Acquisition” and with the Tracker Acquisition, the “Transaction”) certain well-bore interests and related equipment held by Sequel that were part of a joint development agreement between Tracker and Sequel involving portions of the acreage covered by the Tracker Agreement for a purchase price (the “Sequel Purchase Price”) of $45.3 million in cash (which included a $5.2 million cash deposit previously paid by the Buyer upon the execution of the Sequel Agreement and held in escrow in accordance with the terms of the Sequel Agreement) and 1.5 million shares (the “Sequel Shares” and with the Tracker Shares, the “Transaction Shares”) of Class A Common Stock. The cash portion of the Sequel Purchase Price is net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Buyer and the Sequel.

The Tracker Acquisition and the Sequel Acquisition will be accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Transaction will be capitalized as a component of the purchase price. The operating results of Tracker and Sequel will be consolidated in our financial statements beginning on the date of the closing of the Tracker Acquisition and the Sequel Acquisition, respectively. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Transaction and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, Earthstone completed the acquisition (the “IRM Acquisition”) of all of the issued and outstanding limited liability company interests in Independence and certain wholly owned subsidiaries as contemplated in a purchase and sale agreement dated December 17, 2020. On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the IRM Acquisition, as required by Item 9.01(b) of Form 8-K. The IRM Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Transaction as if it had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give effect to IRM Acquisition and the Transaction (collectively, the “Acquisitions”) as if they had been completed on January 1, 2020. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements. As of the date of issuance of the unaudited pro forma condensed combined financial information, Earthstone has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Transaction actually been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations do not purport to represent what Earthstone’s results of operations would have been had the

Acquisitions actually been consummated on January 1, 2020. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been derived from and should be read in conjunction with:
•the unaudited historical condensed consolidated balance sheet of Earthstone as of March 31, 2021 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2021; and
•the unaudited historical condensed consolidated balance sheet of Tracker as of March 31, 2021 included in this Current Report as Exhibit 99.4.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been derived from:
•the unaudited historical condensed consolidated statement of operations of Earthstone for the three months ended March 31, 2021 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2021;
•the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from the entire month’s results;

•the unaudited historical condensed consolidated statement of operations of Tracker for the three months ended March 31, 2021 included in this Current Report as Exhibit 99.4; and
•the unaudited historical statements of revenues and direct expenses of Sequel for the three months ended March 31, 2021 included in this Current Report as Exhibit 99.5.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been derived from:
•the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2020 included in its 2020 Annual Report on Form 10-K for the year ended December 31, 2020;
•the audited historical consolidated statement of operations of Independence for the year ended December 31, 2020 included in this Current Report as Exhibit 99.6;
•the audited historical consolidated statement of operations of Tracker for the year ended December 31, 2020 included in this Current Report as Exhibit 99.3; and
•the audited historical statements of revenues and direct expenses of Sequel for the year ended December 31, 2020 included in this Current Report as Exhibit 99.5.

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Tracker Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma as Adjusted
Current assets:
Cash	$1,447	$4,677	$(4,677)	(a)	$1,447

Accounts receivable:
Oil and natural gas revenues	33,134	3,086	(3,086)	(a)	33,134
Joint interest billings and other, net of allowance	6,497	—	—		6,497
Inventory	—	195	(195)	(a)	—
Derivative asset	196	—	—		196
Prepaid expenses and other current assets	3,204	112	(112)	(a)	3,204
Total current assets	44,478	8,070	(8,070)		44,478

Oil and gas properties, successful efforts method:
Proved properties	1,253,689	127,083	(56,743)	(b)	1,386,100
			60,868	(c)
			1,203	(d)
Unproved properties	233,767	4,900	(4,900)	(b)	233,767
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	1,492,838	131,983	428		1,625,249

Accumulated depreciation, depletion and amortization	(315,460)	(65,601)	65,601	(b)	(315,460)
Net oil and gas properties	1,177,378	66,382	66,029		1,309,789

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	1,249	14	(14)	(a)	1,249
Derivative asset	1,495	—	—		1,495
Operating lease right-of-use assets	2,289	—	—		2,289
Other noncurrent assets	2,064	171	(171)	(a)	2,064
TOTAL ASSETS	$1,228,953	$74,637	$57,774		$1,361,364
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,891	$393	$(393)	(a)	$16,891
Revenues and royalties payable	25,522	2,204	(2,204)	(a)	$25,522
Accrued expenses	18,688	293	(293)	(a)	19,891
			1,203	(d)
Asset retirement obligation	568	118	(118)	(e)	568

Derivative liability	25,063	1,876	(1,876)	(a)	25,063
Advances	2,246	33	(33)	(a)	2,246
Operating lease liabilities	777	—	—		777
Finance lease liabilities	54	—	—		54
Other current liabilities	912	1,922	(1,922)	(a)	912
Current portion of long-term debt	—	18,000	(18,000)	(f)	—
Total current liabilities	90,721	24,839	(23,636)		91,924

Noncurrent liabilities:
Long-term debt	223,424	5,063	(5,063)	(f)	291,226
			67,802	(f)
Deferred tax liability	14,189	—	—		14,189
Asset retirement obligation	13,448	3,242	(1,650)	(e)	15,040
Derivative liability	2,566	—	—		2,566
Operating lease liabilities	1,674	—	—		1,674
Finance lease liabilities	—	—	—		—
Other noncurrent liabilities	854	—	—		854
Total noncurrent liabilities	256,155	8,305	61,089		325,549

Equity:
Members' Equity	—	41,493	(41,493)	(g)	—
Preferred stock	—	—	—		—
Class A common stock	44	—	6	(h)	50
Class B common stock	34	—	—		34
Additional paid-in capital	624,916	—	61,808	(h)	686,724
Accumulated deficit	(201,091)	—	—		(201,091)
Total Earthstone Energy, Inc. stockholders’ equity	423,903	41,493	20,321		485,717
Noncontrolling interest	458,174	—	—		458,174
Total equity	882,077	41,493	20,321		943,891

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,228,953	$74,637	$57,774		$1,361,364

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical	Sequel Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$75,572	$1,696	$7,532	$9,379	$—		$94,179
Loss on sale of oil and gas properties	—	—	(49)	—	49	(i)	—
Unrealized loss - commodity derivatives	—	(1,861)	—	—	1,861	(i)	—
Total revenues	75,572	(165)	7,483	9,379	1,910		94,179

OPERATING COSTS AND EXPENSES
Lease operating expense	10,849	423	903	1,085	—		13,260
Production and ad valorem taxes	5,027	135	472	845	—		6,479
Depreciation, depletion, amortization and accretion	24,697	578	3,694	—	590	(j)	29,559
General and administrative expense	8,380	185	938	—	29	(i)	9,532
Equity-based compensation	—	29	—	—	(29)	(i)	—
Transaction costs	2,106	—	—	—	—		2,106
Exploration expense	—	—	11	—	—		11
Total operating costs and expenses	51,059	1,350	6,018	1,930	590		60,947

(Loss) gain on sale of oil and gas properties	—	—	—	—	(49)	(i)	(49)

Income (loss) from operations	24,513	(1,515)	1,465	7,449	1,271		33,183

OTHER INCOME (EXPENSE)
Interest expense, net	(2,217)	(127)	(302)	—	(239)	(k)	(2,946)
					(61)	(l)
(Loss) gain on derivative contracts, net	(33,263)	—	(1,388)	—	(1,861)	(i)	(36,512)
Loss on disposal of asset	—	—	(16)	—	—		(16)
Other income (expense), net	103	—	1	—	—		104
Total other income (expense)	(35,377)	(127)	(1,705)	—	(2,161)		(39,370)

(Loss) income before income taxes	(10,864)	(1,642)	(240)	7,449	(890)		(6,187)
Income tax benefit (expense)	308	10			(141)	(m)	177
Net (loss) income	$(10,556)	$(1,632)	$(240)	$7,449	$(1,031)		$(6,010)

Less: Net loss attributable to noncontrolling interests	(4,723)	—	(17)	—	2,281	(n)	(2,459)

Net (loss) income attributable to common stockholders	$(5,833)	$(1,632)	$(223)	$7,449	$(3,312)	$(3,551)

Net income (loss) per common share:
Basic	$(0.14)					$(0.07)
Diluted	$(0.14)					$(0.07)

Weighted average common shares outstanding:
Basic	42,778,916				6,200,000	48,978,916
Diluted	42,778,916				6,200,000	48,978,916

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Tracker Historical	Sequel Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$144,523	$80,473	$25,570	$36,793	$—		$287,359
Realized gain (loss) - commodity derivatives	—	28,585	—	—	(28,585)	(i)	—
Unrealized (loss) gain - commodity derivatives	—	(1,109)	—	—	1,109	(i)	—
Loss on sale of oil and gas properties	—	—	(73)	—	73	(i)	—
Other revenues	—	56	—	—	(56)	(i)	—
Total revenues	144,523	108,005	25,497	36,793	(27,459)		287,359

OPERATING COSTS AND EXPENSES
Lease operating expense	29,131	16,473	5,378	6,960	517	(i)	58,459
Production and ad valorem taxes	9,411	5,154	1,381	3,014	—		18,960
Marketing expenses	—	—	573	—	(573)	(i)	—
Rig termination expense	426	(24)	—	—	—		402
Depreciation, depletion, amortization and accretion	96,721	47,507	18,982	—	(21,181)	(j)	142,029
Impairment expense	64,498	—	273,838	—	(273,838)	(o)	64,498
General and administrative expense	28,233	8,735	4,940	—	1,799	(i)	43,707
Equity-based compensation	—	1,799	—	—	(1,799)	(i)	—
Transaction costs	622	—	—	—	4,555	(p)	5,177
Exploration expense	298	—	130	—	—		428
Total operating costs and expenses	229,340	79,644	305,222	9,974	(290,520)		333,660

Gain (loss) on sale of oil and gas properties	204	—	—	—	(73)	(i)	131

Income (loss) from operations	(84,613)	28,361	(279,725)	26,819	262,988		(46,170)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,232)	(9,845)	(1,907)	—	(12)	(k)	(17,242)
					(246)	(l)
Gain on derivative contracts, net	59,899	—	5,962	—	27,476	(i)	93,337
Loss on disposal of asset	—	—	(277)	—	—		(277)
Other income (expense) , net	400	—	22	—	—		422
Total other income (expense)	55,067	(9,845)	3,800	—	27,218		76,240

(Loss) income before income taxes	(29,546)	18,516	(275,925)	26,819	290,206		30,070
Income tax benefit (expense)	112	(340)	—	—	(1,281)	(m)	(1,509)

Net (loss) income	$(29,434)	$18,176	$(275,925)	$26,819	$288,925		$28,561

Less: Net loss attributable to noncontrolling interests	(15,887)	—	(2,754)	—	30,580	(n)	11,939
Net (loss) income attributable to common stockholders	$(13,547)	$18,176	$(273,171)	$26,819	$258,345		$16,622

Net income (loss) per common share:
Basic	$(0.45)						$0.34
Diluted	$(0.45)						$0.34

Weighted average common shares outstanding:
Basic	29,911,625				18,919,594		48,831,219
Diluted	29,911,625				18,919,594		48,831,219

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker and Sequel. The Transaction has been accounted for herein using the acquisition method of accounting (the “Acquisition Method”) in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the Transaction will be capitalized as a component of the purchase price.

Certain transaction accounting adjustments have been made in order to show the effects of the Transaction on the combined historical financial information of Earthstone, Independence, Tracker and Sequel. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Transaction had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker and Sequel for the periods presented.

The pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Transaction as if it had been completed on March 31, 2021. The pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give effect to the Acquisitions as if they had been completed on January 1, 2020.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of both Independence and Tracker presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2021 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone are expected to be recorded as follows (in thousands, except share amounts and stock price):

	Tracker	Sequel	Total
Consideration:
Shares of Earthstone Class A Common Stock issued	4,700,000	1,500,000	6,200,000
Earthstone Class A Common Stock price as of July 20, 2021	$9.97	$9.97	$9.97
Class A Common Stock consideration	46,859	14,955	61,814
Cash consideration	22,523	45,279	67,802
Direct transaction costs (2)	648	555	1,203
Total consideration transferred	$70,030	$60,789	$130,819

Fair value of assets acquired:
Oil and gas properties	$71,543	$60,868	$132,411
Amount attributable to assets acquired	$71,543	$60,868	$132,411

Fair value of liabilities assumed:
Noncurrent liabilities - ARO	1,513	79	1,592
Amount attributable to liabilities assumed	$1,513	$79	$1,592

(1)Represents $1.2 million of estimated transaction costs associated with the Tracker Acquisition and the Sequel Acquisition which are expected to be capitalized in accordance with ASC 805-50.

Total consideration transferred was based on the terms of the Tracker Agreement and the Sequel Agreement, the consideration paid by Buyer at closing of the Purchase Agreements was $67.8 million in cash (subject to final post-closing settlement) and 6.2 million shares of Class A Common Stock. The estimated purchase price is based upon the cash and the fair value of the Class A Common Stock which was determined using the closing price of $9.97 per share on July 20, 2021 and the number of shares issued.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020:

(a)Adjustment to remove items not acquired as part of the Transaction.
(b)Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Tracker's oil and gas properties as of March 31, 2021 and to reflect the Tracker Assets acquired, on a relative fair value basis in accordance with the Acquisition Method.
(c)Adjustment to reflect the Sequel Assets acquired, on a relative fair value basis in accordance with the Acquisition Method.
(d)Represents estimated nonrecurring transaction costs, including advisory, legal, regulatory, accounting, valuation and other professional fees, associated with the Tracker Acquisition and the Sequel Acquisition which are expected to be capitalized in accordance with the Acquisition Method. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

(e)Adjustment to the historical book value of Tracker's asset retirement obligations as of March 31, 2021 to reflect liabilities incurred, on a relative fair value basis, in accordance with the Acquisition Method.
(f)Adjustment to reflect the elimination of outstanding historical debt and record expected cash consideration to be conveyed to Tracker and Sequel of $67.8 million borrowed under the Company's revolving credit facility.
(g)Adjustment to reflect the elimination of Tracker’s Members’ Equity.
(h)Adjustment to reflect the issuance of 4,700,000 and 1,500,000 shares of Class A Common Stock pursuant to the Purchase Agreements.
(i)Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(j)Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2020 and the properties were adjusted, on a relative fair value basis, in accordance with the Acquisition Method.
(k)Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Acquisitions.
(l)Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(m)Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020 based on the income tax rates used in calculating the tax impact of the adjustments.
(n)Adjustments to reflect the estimated incremental Net loss (income) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The Acquisitions impacted noncontrolling interest as presented below.

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Year Ended December 31, 2020	29,911,625	46.0%	35,077,712	54.0%	64,989,337
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
Pro Forma Weighted Average Units Outstanding for the Year Ended December 31, 2020	48,831,219	58.2%	35,077,712	41.8%	83,908,931

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Three Months Ended March 31, 2021	30,907,295	47.3%	34,502,153	52.7%	65,409,448
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
Pro Forma Weighted Average Units Outstanding for the Three Months Ended March 31, 2021	49,826,889	59.1%	34,502,153	40.9%	84,329,042
(o)Adjustment to reverse the Tracker asset impairment as, based on the purchase price contemplated by the Tracker Agreement, no impairment would have been recorded.
(p)Represents estimated nonrecurring transaction costs related to the acquisition of Independence that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel.

	As of December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	35,660
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	144,332
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	16,623
Total (MBoe)(3)	38,291	21,906	9,721	6,419	76,337
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	51,846
Natural Gas (MMcf)	55,450	31,368	97,386	—	184,204
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	26,721
Total (MBoe)(3)	40,577	25,221	43,470	—	109,268
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	87,506
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	328,536
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	43,344
Total (MBoe)(3)	78,868	47,127	53,192	6,419	185,606
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.
The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020. The Independence, Tracker and Sequel oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2020.

	Year Ended December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Combined
Oil (MBbl)	3,180	1,993	440	665	6,278
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	18,785
Natural Gas Liquids (MBbl)	1,198	—	495	589	2,282
Total (MBoe)(3)	5,592	2,788	1,449	1,862	11,691
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker and Sequel as of December 31, 2020. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2020
	Earthstone (1)	Independence	Tracker	Sequel	Combined
Future cash inflows	$1,902,073	$1,433,588	$724,574	$94,087	$4,154,322
Future production costs	(633,248)	(491,740)	(282,631)	(43,592)	(1,451,211)
Future development costs	(285,088)	(250,836)	(239,999)	(3,226)	(779,149)
Future income tax expense	(35,557)	(1,582)	(1,834)	(355)	(39,328)
Future net cash flows	948,180	689,430	200,110	46,914	1,884,634
10% annual discount for estimated timing of cash flows	(487,327)	(426,942)	(153,160)	(11,937)	(1,079,366)
Standardized measure of discounted future net cash flows	$460,853	$262,488	$46,950	$34,977	$805,268
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.